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                                                                     EXHIBIT 5.1

September 1, 1999

Quokka Sports, Inc.

525 Brannan Street, Ground Floor
San Francisco, CA 94107

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Quokka Sports, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 14,767,518 shares of the Company's Common Stock, $.0001 par value, (the "Shares"), with respect to (a) 12,800,518 of the Shares issuable or reserved for issuance pursuant to its 1997 Equity Incentive Plan, 450,000 of the Shares issuable or reserved for issuance pursuant to its 1999 Non-Employee Directors' Stock Option Plan and 1,000,000 of the Shares issuable or reserved for issuance pursuant to its 1999 Employee Stock Purchase Plan (collectively, the "Plans") and (b) 517,000 of the Shares issuable pursuant to options granted outside of the Plans (the "Non-Plan Option Agreements").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Non-Plan Option Agreements, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By:  /s/  Kenneth L. Guernsey
   --------------------------------
     Kenneth L. Guernsey

KLG:djp